As filed with the Securities and Exchange Commission on September 3, 2010

Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lime Energy Co.

(Exact name of registrant as specified in its charter)

Delaware	36-4197337
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

1280 Landmeier Road
Elk Grove Village, Illinois	60007
(Address of registrant’s principal executive offices)	(Zip Code)

LIME ENERGY CO. 2008 LONG-TERM INCENTIVE PLAN, AS AMENDED

(Full title of the plan)

Jeffrey R. Mistarz

Chief Financial Officer and Treasurer

1280 Landmeier Road

Elk Grove Village, Illinois  60007

(847) 437-1666

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Benjamin Alexander

Rutter Hobbs & Davidoff Incorporated

1901 Avenue of the Stars

Suite 1700

Los Angeles, California 90067-6018

(310) 286-1700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.0001 per share, issuable under the 2008 Long-Term Incentive Plan, as amended	1,970,000	$3.35	$6,599,500	$470.54
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement registers such indeterminate number of additional shares of Common Stock as may be issued in connection with shares splits, share dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices for the Common Stock as reported on the NASDAQ Capital Market on September 1, 2010, in accordance with Rule 457(c) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,970,000 shares of Lime Energy Co.’s common stock to be issued pursuant to the Lime Energy Co. 2008 Long-Term Incentive Plan that was approved by our stockholders on June 4, 2008 and amended November 26, 2008 with such amendment effective January 26, 2009, and amended again on June 3, 2010. Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference Registration Statements on Form S-8 (File Nos. 333-151470 and 333-156998) filed with the Commission on June 6, 2008 and January 28, 2009, respectively.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

Lime Energy Co. (“Lime Energy” or the “Company”) hereby incorporates by reference into this Registration Statement the following documents filed with the Commission:

(a)                              The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

(b)                              The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010;

(c)                               The Company’s Current Reports on Form 8-K filed on January 18, 2008; January 26, 2010; March 23, 2010; April 22, 2010; May 13, 2010; June 7, 2010; June 8 2010 and August 10, 2010.

(d)                              The description of the Company’s Common Stock, $0.0001 par value per share, contained in the Company’s Registration Statement on Form S-1 filed on August 12, 2009 (file no. 001-161296), including any amendment or report filed for the purpose of updating such description.

In addition, all documents and reports subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.  Exhibits.

See Exhibit Index, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Elk Grove Village, State of Illinois, on the 3rd day of September 2010.

Lime Energy Co.

By:	/s/ Jeffrey Mistarz
Jeffrey R. Mistarz
Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints David R. Asplund and Jeffrey R. Mistarz, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Lime Energy Co.) to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David R. Asplund	Chief Executive Officer (principal executive officer)	September 3, 2010
David R. Asplund

/s/ Jeffrey R. Mistarz	Chief Financial Officer, Treasurer and Corporate Secretary (principal financial officer and principal accounting officer)	September 3, 2010
Jeffrey R. Mistarz

/s/ Richard Kiphart	Chairman of the Board	September 3, 2010
Richard Kiphart

/s/ Gregory Barnum	Director	September 3, 2010
Gregory Barnum

/s/ Christopher Capps	Director	September 3, 2010
Christopher Capps

Director
William Carey

Director
Joseph Desmond

/s/ Stephen Glick	Director	September 3, 2010
Stephen Glick

/s/ Daniel W. Parke	Director	September 3, 2010
Daniel W. Parke

/s/ David Valentine	Director	September 3, 2010
David Valentine

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Rutter Hobbs & Davidoff Incorporated

23.1	Consent of counsel (included in Exhibit 5.1)

23.2	Consent of BDO USA, LLP (formerly known as BDO Seidman, LLP)

24.1	Powers of Attorney (contained on the signature page hereto)

99.1	Lime Energy Co. 2008 Long-Term Incentive Plan, as Amended